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Southern California Edison Names Connie J. Erickson Controller

ROSEMEAD, Calif., May 5, 2014 - Southern California Edison (SCE) today announced that its board of directors elected Connie J. Erickson vice president and controller. She will join the company May 19 and replace Mark Clarke, who will continue as vice president and controller of Edison International.

Erickson, 48, will be responsible for all accounting, transaction processing and reporting functions of the controller’s organization. She joins SCE from Southern Company, where she served in a variety of roles, including as comptroller of Southern Company’s Florida-based subsidiary, Gulf Power Company, since 2006.

“Connie’s leadership skills, accounting expertise and experience working in a regulated environment will make Connie a great addition to the SCE financial team,” said SCE President Ron Litzinger.

Erickson, a certified public accountant, earned her bachelor’s degree in accountancy, cum laude, from the University of North Dakota.

About Southern California Edison
An Edison International (NYSE:EIX) company, Southern California Edison is one of the nation’s largest electric utilities, serving a population of nearly 14 million via 4.9 million customer accounts in a 50,000-square-mile service area within Central, Coastal and Southern California.

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